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                                                                Exhibit 23

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Teltrend Inc. of our report dated August 25, 1997 (except for Note 15, as to which the date is September 18, 1997), included in the fiscal year 1997 Annual Report to Stockholders of Teltrend Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-95316, 33-95314, 333-35683 and 333-00254)
pertaining to stock option plans of Teltrend Inc. of our report dated August 25, 1997 (except for Note 15, as to which the date is September 18, 1997), with respect to the financial statements incorporated herein by reference.


                                        /s/ Ernst & Young LLP
                                        ---------------------

Chicago, Illinois
October 24, 1997